Exhibit 5.01

May 4, 2018

Entergy Corporation 639 Loyola Avenue New Orleans, Louisiana 70113

Ladies and Gentlemen:

We refer to Registration Statement No. 333-213335 on Form S-3, including the exhibits thereto, to which Entergy Corporation (“Entergy”) proposes to file Post-Effective Amendment No. 3 (as amended by Post-Effective Amendment No. 1, Post-Effective Amendment No. 2 and Post-Effective Amendment No. 3, the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”) on or shortly after the date hereof, for (I) the registration of an indeterminate amount of Entergy’s (a) common stock, $0.01 par value (“Common Stock”), (b) unsecured senior notes (“Senior Notes”) to be issued in one or more new series pursuant to Entergy’s Indenture (for Unsecured Debt Securities), dated as of September 1, 2010, with Wells Fargo Bank, National Association, as Trustee, as heretofore supplemented and as may be amended and supplemented from time to time (the “Senior Note Indenture”), and (c) junior subordinated debentures (“Junior Subordinated Debentures”) to be issued in one or more series pursuant to an indenture to be entered with a trustee (“Junior Subordinated Indenture”); and (II) the qualification under the Trust Indenture Act of 1939, as amended, of the Senior Note Indenture and the Junior Subordinated Indenture. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as originals of the documents submitted to us as certified or facsimile copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the qualifications hereinafter expressed, we are of the opinion that:

1. The Common Stock will be legally issued, fully paid and non-assessable when:

a. Entergy’s Board of Directors or a duly authorized committee thereof shall have adopted appropriate resolutions (“Common Stock Resolutions”) approving and authorizing the issuance and sale of such Common Stock; and

b. such Common Stock shall have been issued and sold in compliance with Entergy’s Restated Certificate of Incorporation, for the consideration contemplated by the Common Stock Resolutions and otherwise as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

2. The Senior Notes will be legally issued and will be binding obligations of Entergy when:

a. Entergy’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of Entergy, acting within authority granted by a then current resolution of Entergy’s Board of

Directors, shall have approved and established the terms and provisions of such Senior Notes in accordance with the Senior Note Indenture; and

b. such Senior Notes shall have been issued and sold in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

3. The Junior Subordinated Debentures will be legally issued and will be binding obligations of Entergy when:

a. a Junior Subordinated Indenture with respect to such Junior Subordinated Debentures shall have been executed and delivered by a duly authorized officer of Entergy and by the trustee under such Junior Subordinated Indenture;

b. Entergy’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of Entergy, acting within authority granted by a then current resolution of Entergy’s Board of Directors, shall have approved and established the terms and provisions of such Junior Subordinated Debentures in accordance with the Junior Subordinated Indenture; and

c. such Junior Subordinated Notes shall have been issued and sold in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption “Legality.” In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Morgan, Lewis & Bockius LLP